Exhibit 10.1
PURCHASE AGREEMENT
PARTIES
THIS PURCHASE AGREEMENT dated as of June 13, 2011, is between Algae Farm (USA), Inc. (Seller/Algae Farm), and Colorado Goldfields Inc, (Purchaser/Company).
AGREEMENT
IN CONSIDERATION of TWO HUNDRED FIFTY MILLION (250,000,000) RESTRICTED SHARES OF COLORADO GOLDFIELDS INC. CLASS A COMMON STOCK and other good and valuable consideration (with a present dollar value of $187,500), the receipt and sufficiency of which are hereby acknowledged, Algae Farm (USA), Inc. does hereby sell, to Colorado Goldfields Inc., all of Seller’s right, title and interest in and to the mining claims described in Exhibit A referred to as the “Properties.”
1. The undersigned Seller hereby agrees that in regard to 125,000,000 restricted shares (of the 250,000,000 restricted shares stated above) for a period commencing on the issuance date of the Class A Common Stock pursuant to paragraph 1(d) of this Agreement and expiring one year from that date, he, she or it will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company issued pursuant to this Agreement, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “One Year Restricted Securities”).
1.1 The undersigned Seller hereby agrees that in regard to 125,000,000 restricted shares (of the 250,000,000 restricted shares stated above) for a period commencing on the issuance date of the Class A Common Stock pursuant to paragraph 1(d) of this Agreement and expiring two years from that date, he, she or it will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company issued pursuant to this Agreement, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Two Year Restricted Securities”).
a. In order to enable the above Paragraphs 1 and 1.1 to be enforced, the undersigned Seller hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the One Year Restricted Securities and Two Year Restricted Securities registered in the name of the undersigned Seller or beneficially owned by the undersigned Seller (all such restricted shares of the Company pursuant to instructions to be provided to the Company’s Transfer Agent as facilitated by the Company shall be re-issued to the shareholders of Algae Farm pursuant to their ratable ownership of Algae Farm common stock at the direction of the authorized officer of Algae Farm).

b. The undersigned Seller understands and acknowledges that this Paragraph 6 IS revocable by the undersigned Seller under the following circumstances.
1) Any change in the ownership or control of common stock of the Company which results in more than 50% of the issued and outstanding common stock of the Company being owned or controlled by a person or entity, or a group of persons or entities, who did not own or control more than 50% of the issued and outstanding common stock of the Company as of the date of this Agreement; provided, however, that it shall not be deemed a “Change of Control” under this subsection (a) if the change in ownership of more than 50% of the issued and outstanding common stock of the Company is pursuant to a public or private offering of common stock by the Company for capital raising purposes, and such offering was approved by the Board of Directors of the Company;
2) A merger or consolidation of the Company with another entity such that more than 50% of the issued and outstanding voting stock of the surviving entity is owned or controlled by a person or entity, or a group of persons or entities, who did not own or control more than 50% of the issued and outstanding common stock of the Company as of the date of this Agreement.
SELLER’S COVENANTS
1. Seller warrants and covenants that it holds title and is in actual and exclusive possession of the Properties free and clear from all grants, sales, liens, defects, adverse claims and encumbrances of any kind. Seller shall deliver said actual, peaceful and exclusive possession of the Properties to Purchaser.
2. Seller agrees to furnish Purchaser such abstract, deeds or other evidence of title as may be in Seller’s possession and control, and to allow and cooperate with Purchaser, at Purchaser’s option and expense, to have abstracts brought to date and to take such steps and proceedings to establish title as Purchaser shall deem advisable.
3. The Seller has the right and authority to execute this Purchase Contract to the Purchaser.
4. The Seller is not aware of any litigation, claims, or demands made by others with respect to the title of its Properties.

MISCELLANEOUS
1. Binding Effect. This Agreement may not be assigned by either party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or permitted assigns.
2. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
3. Entire Agreement; Modifications. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party to be charged, and then only to the extent set forth in such instrument.
4. Headings. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.
5. Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which together shall constitute one and the same instrument.
6. Applicable Law/Attorney’s Fees. The rights and obligations of the parties to this Agreement shall be governed by the laws of the State of Colorado applicable to contracts made or to be performed entirely within such state. The prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.
7. Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other acts, whether before or after the date hereof, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.
Survival. All representations, warranties, obligations and under-takings of the parties set forth herein shall survive the execution and delivery of this Agreement and Sale and other transactions contemplated hereby.
[SIGNATURE PAGE FOLLOWS]

/s/ C. Stephen Guyer

PURCHASER:	Colorado Goldfields, Inc.
C. Stephen Guyer, Chief Financial Officer
Date signed:	13 June 2011

/s/ Richard Berman

SELLER:	Algae Farm (USA), Inc. Richard Berman, Chairman, CEO, Pres.
Date signed:	13 June 2011

EXHIBIT A
The claims acquired from East Canyon, LLC located in San Juan County, Northeast of Monticello, Utah on September 2006 and March 2007 from an ownership group led by U.S. Minerals, LLC (Mesa, AZ) and BR W Mining (Monticello, UT).
The claim group consists of 63 (55 Payday & 8 Rage) claims, located in Township 32 South, Range 24 East, Sections 25, 26, 35.